Exhibit 4.2
AMENDMENT AGREEMENT TO
THE AGREEMENT FOR THE SALE AND PURCHASE OF SHARES
This Amendment Agreement to the Agreement for the Sale and Purchase of Shares (the “Amendment Agreement”) is made and entered into on 21 February 2008 by and between:
(1)	PT Sigma Citra Harmoni, a company incorporated under Indonesian law whose registered office is at Sigma Inno Office, Menara DEA, 8th Floor, Kawasan Mega Kuningan, Jalan Mega Kuningan Barat IX, Kavling E4.3 No. 1, Jakarta 12950, in this matter represented by Mr. Otto Toto Sugiri, its President Director (“SCH”).

(2)	Trozenin Management Plc, a company incorporated under Malaysian law whose principal place of business is at Tiara Labuan, Jalan Tanjung Ratu 87000, FT Labuan, East Malaysia, in this matter represented by Mr. Eko A.I. Basyuni, its proxy (“Trozenin”).

SCH and Trozenin shall individually be referred to as a “Vendor” and collectively the “Vendors”.

(3)	PT Multimedia Nusantara, company incorporated under Indonesian law whose registered office is at Century Tower, 11th Floor, Jl. H.R. Rasuna Said, Kav. X-2, No. 4, Jakarta 12950, in this matter represented by Alex J. Sinaga, its President Director (the “Purchaser”).
SCH, Trozenin and the Purchaser hereinafter shall be collectively referred to as the “Parties” and individually as the “Party”.
WHEREAS
A.	The Vendors and the Purchaser entered into the Agreement for the Sale and Purchase of Shares on 18 December 2007 (the “SPA”).

B.	In relation to the SPA, the Parties have discussed certain amendments to the SPA and certain matters that the Parties need to formally agree and confirm.

C.	In order to document the amendments and matters agreed and confirmed, the Parties agree to enter into this Amendment Agreement under the following terms and conditions which are legally binding in accordance with its terms on the Parties.
THE PARTIES AGREE as follows:
1.	Capitalized words used herein which are not defined shall have the same meanings assigned under the SPA.

2.	The Parties hereby confirm and agree that the Specified Employees shall comprise the following:

No.	Name
1.	MARINA BUDIMAN
2.	DJAROT SUBIANTORO
3.	MIEKE S. DJALIL
4.	GURITNO SOMMIADIREDJA
5.	KIRAN KUMAR MAHENDRA DESAI
6.	ABI SURYO PANAMBANG
7.	ALEXANDER LIEM
8.	HENDRIK TIMADIUS
9.	OTTO HANTORO
10.	ALVIN SIAGIAN
11.	SUTJAHYO BUDIMAN
12.	LEONARDUS HERWINDO
13.	LIE CHRISTIANA WIRAATMAJA
14.	MAHENDRA EKAPUTRA
15.	WITA LESMANA
16.	SYARIEF ALI IDRUS
17.	ADRES GINTING
18.	YUDI HARTONO
19.	ROYKE DWIPURA
20.	BENNY FEBIJANTO MARKUS
21.	DAVID TANDIANUS
22.	SUWARTO
23.	LIEKE SIDHARTA
24.	LISTINA
25.	LINGGAJAYA BUDIMAN
26.	MARIA SYLVIA WARDHANI WIBOWO
27.	YOVITA YANTHI
28.	SUJATI SURA
29.	SRI RAMAYANl
30.	IRENE JOHANA ROSIDI
31.	ACHMAD IMAN SUPRIYANTO
32.	STEPHANUS YAHYATUMBELAKA
33.	FAJAR HARTANTO
34.	FELICIA SURYA
35.	P.A. WISNUDJAJA WIDIA
36.	SRI RIANI SOEMANTRI
37.	1 WAYAN SARYADA
38.	TEGUH HARTANTO KIDJO
39.	DAISY CONSTANCE MATITAWAER
40.	ANTONIUS HARDJAWINATA
41.	ERICH HERMANTO EKOPUTRA
3.	In accordance with Clause 2.2 of the SPA, the Parties further agree that the number of shares to be sold by each of the Vendors and purchased by the Purchaser shall be as follows:

NAME	Shares	Percentage
PT Sigma Citra Harmoni	10,507,154	19.55%
Trozenin Management Plc	32,494,194	60.45%
TOTAL	43,001,348	80.00%
4.	In accordance with Clause 3.1 of the SPA, the payment of the purchase price to Trozenin shall be made in US$. The Parties hereby confirm and agree that the total amount of purchase price payable to Trozenin in accordance with the SPA shall be US$26,599,064.50 (twenty six million five hundred ninety nine thousand sixty four US Dollars and fifty cents).

5.	In accordance with Clause 3.1 of the SPA, the payment of the purchase price to SCH shall be made in Rupiah at the Agreed US$-Rp Exchange Rate. The Parties hereby confirm and agree that the total amount of purchase price payable to SCH in accordance with the SPA shall be US$8,600,935.50 (eight million six hundred thousand nine hundred thirty five US Dollars and fifty cents). The Parties further confirm and agree that the US$ — Rp. middle rate issued by Bank Indonesia on the day being five (5) Business Days before the Completion Date is Rp. 9,186 per US$1 and hence the total purchase price payable to SCH in accordance with the SPA is Rp. 79,008,193,503 (seventy nine billion eight million one hundred ninety three thousand five hundred three Rupiah).

6.	The Parties agree that the definition of “Completion Date” in Clause 1.1 of the SPA is deleted and the following is substituted in lieu thereof:

“Completion Date” means 22 February 2008;

7.	The Parties agree that the definition of “Vendors’ Accounts” in Clause 1.1 of the SPA is deleted and the following is substituted in lieu thereof:

“Vendors’ Accounts” means:

In respect of SCH: Name : PT Sigma Citra Harmoni Account No. : 2001863331 (IDR) Bank Ekonomi Raharja — Kuningan

In respect of Trozenin:
Name : Trozenin Management Plc
Account No : 7002582 (USD)
ABN Amro Bank — Singapore
Swift Code : ABNASGSGIPC
Chips UID : 011591
Correspondence Bank: ABN Amro Bank New York (Swift: ABNAUS33)
8.	The Parties agree that point (b) of Clause 4.1 of the SPA is deleted and the following is substituted in lieu thereof:
“(b)	the shareholders of the Company have convened a general meeting of shareholders or executed a circular shareholders resolution which approves (i) the transfer of the Sale Shares from the Vendors to the Purchaser, and (ii) the amendment to the Company’s Articles of Association which, to the extent possible, reflects the positions agreed in the Post Completion Agreement, as evidenced by minutes of meeting of the Company shareholders or a signed circular shareholders resolution in the form and substance satisfactory to the Purchaser;”
9.	The Parties agree that point (d) of Clause 4.1 of the SPA is deleted and the following is substituted in lieu thereof:
“(d)	approval from BKPM in relation to the transfer of Sale Shares from the Vendors to the Purchaser;”
10.	The Parties agree that point (e) of Clause 4.1 of the SPA is deleted and the following is substituted in lieu thereof:
“(e)	an evidence of submission to the MOLHR for its approval and/or report to the MOLHR in relation to the amendment to the Company’s Articles of Association;”

11.	The Parties agree that point (f) of Clause 4.1 of the SPA is deleted and the following is substituted in lieu thereof:
“(f)	a written notification from the Company to PT Orix Indonesia Finance as the lessor pursuant to the lease agreements (i) No. E0511J2454 dated 7 December 2005 as amended by Agreement No. ORIF/OLD/SK/315/IX/2005 undated, (ii) No. E0509J2359 dated 27 September 2005 as amended by Addendum Agreement No. ORIF/OLD/SK/077/IX/2005 undated, (iii) No. E0602J2526 dated 22 February 2006 as amended by Additional Agreement dated 22 February 2006, and any other similar agreements between the Company and PT Orix Indonesia Finance, in respect of the change of the controlling shareholder in the Company due to the transfer of Sale Shares from the Vendors to the Purchaser;”
12.	The Parties agree that point (g) of Clause 4.1 of the SPA is deleted and the following is substituted in lieu thereof:
“(g)	a written notification from the Company to Bank Ekonomi Raharja in respect of the change of the controlling shareholder in the Company due to the transfer of Sale Shares from the Vendors to the Purchaser;”
13.	The Parties agree that point (i) of Clause 4.1 of the SPA is deleted and the following is substituted in lieu thereof:
“(i)	announcement to the employees of the Company in accordance with Article 127 of the Company Law;”
14.	The Parties agree that point (j) of Clause 4.1 of the SPA is deleted and the following is substituted in lieu thereof:
“(j)	a written notification from the Company to PT Bank HS 1906, in accordance with the License Agreement of ATM Management System No. 579.5.HS1906 dated 2 September 2004, in respect of the change of the controlling shareholder in the Company due to the transfer of Sale Shares from the Vendors to the Purchaser;”
15.	The Parties agree that the entire list of the Key Individuals in Schedule 7 of the SPA is deleted and the following is substituted in lieu thereof

1.	Otto Toto Sugiri	President Commissioner
2.	Djarot Subiantoro	President Director
3.	Marina B	Director, Corporate
16.	All terms and conditions contained in the SPA shall remain in full force and effect and shall be fully enforceable as between the Parties hereto subject always to any modifications or amendments agreed herein.

17.	The SPA and this Amendment Agreement shall be read and construed as one document and this Amendment Agreement shall be construed to be part of the SPA and, without prejudice to the generality of the foregoing, where the context so allows, references in the SPA to the “Agreement” howsoever expressed, shall be read and construed as references to the SPA as amended and supplemented by this Amendment Agreement.

18.	For the avoidance of doubt, any disputes in relation to this Amendment Agreement shall be dealt with in accordance with the SPA.

19.	This Amendment Agreement may be signed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. If this Amendment Agreement is signed in counterparts, no signatory hereto shall be bound until all Parties named below have duly executed a counterpart of this Amendment Agreement.
IN WITNESS WHEREOF, the Parties hereto have executed this Amendment Agreement by their duly authorized officers as of the date above written.

The Vendors:

PT Sigma Citra Harmoni	Trozenin Management Plc

/s/ Otto Toto Sugiri	/s/ Eko A.I. Basyuni

Name: Otto Toto Sugiri	Name: Eko A.I. Basyuni
Title: President Director	Title: Proxy

The Purchaser:

PT Multimedia Nusantara

/s/ Alex J. Sinaga
Name: Alex J. Sinaga
Title: President Director